EXHIBIT 99.1
EXHIBIT A
FORM OF VOTING AGREEMENT
     This Voting Agreement (this “Agreement”) is made and entered into as of December 16, 2007, by and among S&T Bancorp, Inc., a Pennsylvania corporation, (“Purchaser”), and each of the individual, natural persons identified on Schedule A hereto (individually a “Shareholder” and collectively the “Shareholders”).
     WHEREAS, concurrently with the execution of this Agreement, IBT Bancorp, Inc., a Pennsylvania corporation (“Seller” or the “Company”) and Purchaser have entered into an Agreement and Plan of Merger (the “Merger Agreement”) that provides for the merger (the “Merger”) of Seller with and into Purchaser pursuant to the terms thereof;
     WHEREAS, as an essential condition and inducement to Purchaser to enter into the Merger Agreement and in consideration therefor, the Shareholders and Purchaser have agreed to enter into this Agreement;
     WHEREAS, as of the date hereof, the Shareholders are the record holders and beneficial owners of the shares of common stock, par value $1.25 per share, of the Company (the “Shares”) set forth on Schedule A hereto (which do not include shares held in a fiduciary capacity or options) and desire to enter into this Agreement with respect to such Shares (for purposes of this Agreement, “beneficial ownership” shall have the meaning given to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); and
     WHEREAS, Purchaser desires the Shareholders to agree, and the Shareholders are willing to agree, (i) not to transfer or otherwise dispose of any of the Shares prior to the Expiration Date (as defined in Section 1.1 below) and (ii) to vote the Shares so as to facilitate consummation of the Merger.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
     1. Agreement to Retain and Vote Shares.
          1.1 Transfer and Encumbrance. The Shareholders agree not to transfer (except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or to make any offer or agreement relating thereto other than in accordance with the Merger, at any time prior to the Expiration Date. As used herein, the term “Expiration Date” shall mean the earlier to occur of: (a) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (b) such date as the Merger Agreement is terminated pursuant to the terms and provisions thereof, including, without limitation, in accordance with Section 8.01 thereof.

          1.2 Agreement to Vote Shares. From the date hereof until the Expiration Date, at every meeting of the shareholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of the Company, the Shareholders shall, including by written consent if requested by Purchaser, vote (or cause to be voted) the Shares (i) in favor of adoption and approval of the Merger Agreement, the Merger and any matter that could reasonably be expected to facilitate the Merger and (ii) against any amendment of the Company’s articles of incorporation or bylaws or other proposal, transaction, agreement or acquisition proposal involving the Company or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify, or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under or with respect to, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement. The Shareholders agree not to take any actions contrary to the Shareholders’ obligations under this Agreement.
          1.3 Revocation of Other Proxies. To the extent inconsistent with the other provisions of this Agreement or the Merger Agreement, the Shareholders hereby revoke any and all previous proxies with respect to the Shareholders’ Shares.
          1.4 Representations, Warranties and Covenants of the Shareholders. Each Shareholder hereby represents, warrants and covenants to Purchaser as follows:
               (a) Ownership of Shares; Authority. The Shareholder (i) is the record and beneficial owner of the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) has full power and authority to make, enter into and carry out the terms of this Agreement; and (iii) is not a party to any voting trusts, proxies or any other agreements or understandings with respect to the voting of the Shares.
               (b) No Conflicts or Consents. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of the Shareholder’s obligations under this Agreement will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to the Shareholder or by which its properties are bound or affected; (ii) result in a violation of, or a default under, or loss of any rights with respect to the Shares under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Shareholder is a party or by which the Shareholder may be bound or to which the Shares are subject which would materially impair the ability of the Shareholder to perform hereunder; or (iii) result in or constitute a breach or default under, or give any person or entity rights of termination, amendment or acceleration in, the creation of an encumbrance or restriction applicable to any of the Shares.
               (c) Transfer of Voting Rights. The Shareholder agrees that, until the Expiration Date, the Shareholder shall ensure that: (i) none of the Shares is deposited into a voting trust and (ii) no proxy is granted except in connection with the Seller Meeting in favor of the Merger, and no voting agreement or similar agreement is entered into, with respect to the Shares.
               (d) No Proxy Solicitations, etc. From the date of this Agreement until the Expiration Date, the Shareholder, solely in his or her capacity as a shareholder of the Company, will not, and will not permit any individual or entity under the Shareholder’s control to: (i) solicit proxies with respect to (A) an approval of any proposal made in opposition to or competition with consummation of the Merger, (B) the adoption of any merger agreement or approval of any merger, consolidation, sale of assets, reorganization or recapitalization with any party other than with Purchaser or Purchaser’s affiliates (as defined in Rule 405 of the Securities Act of 1933, as amended) or (C) any liquidation or winding up of the Company (each of the foregoing is hereinafter referred to as an “Opposing Proposal”); (ii) encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, including, without limitation, encouraging, facilitating or participating in any tender offer or exchange with respect to the Shares; or (iii) initiate a shareholders’ vote or action by consent of the Company shareholders with respect to an Opposing Proposal.
               (e) Shareholder Capacity. The Shareholder signs solely in his, her or its capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Shareholder’s Shares, and not in his, her or its capacity as a director or officer of Seller. No provision of this Agreement is intended to or shall be interpreted as restricting the Shareholder’s actions in his or her capacity as a director or officer of Seller.
               (f) Additional Covenants and Documents. The Shareholder hereby covenants and agrees (i) not to take any action prohibited by Section 4.01 of the Merger Agreement, and (ii) to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Purchaser, to carry out the intent of this Section 1.
     2. Miscellaneous.
          2.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
          2.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Shareholder may be assigned by the Shareholder without prior written consent of Purchaser.
          2.3 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
          2.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Purchaser will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholder. Therefore, it is agreed that, in addition to any other remedies that may be available to Purchaser upon any such violation, Purchaser shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Purchaser at law or in equity. Each Shareholder agrees not to seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Purchaser seeking or obtaining such equitable relief.
          2.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed duly delivered: (a) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (b) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service to the intended recipient as set forth below.

If to Purchaser:	S&T Bancorp
800 Philadelphia Street
Indiana, Pennsylvania 15701-3921
Attention: James C. Miller
Fax: 724-465-1488

With a copy to:	Arnold & Porter llp
555 Twelfth Street, N.W.
Washington, D.C. 20004
Attention: Howard Hyde
Fax: 202-942-5999

Arnold & Porter LLP
1600 Tysons Boulevard
Suite 900
McLean, Virginia 22102
Attention: Robert Ott
Fax: 202-942-5999
         If to the Shareholder: To the address for notice set forth on the signature pages hereto.

With a copy to:

Attention:
Telecopy:
Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telecopy, or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other party to this Agreement notice in the manner herein set forth.

          2.6 Amendments; Termination; Expiration. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. This Agreement may be terminated by Purchaser upon written notice to the Shareholders. This Agreement and the Shareholders’ obligations hereunder shall terminate on the Expiration Date; provided, however, that each party shall remain liable for any breach of this Agreement by such party occurring prior to such termination.
          2.7 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the Commonwealth of Pennsylvania.
          2.8 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.
          2.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.
          2.10 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.

S&T BANCORP, INC.

By:

Name:
Title:

[SHAREHOLDER]

By:

Name:
Title:

Shareholder’s Address for Notice:

SCHEDULE A
SHARES OWNED